               COMMERCIAL FEDERAL CORPORATION AND SUBSIDIARIES      EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE

Computation of Income per Common and Common Equivalent Shares:
--------------------------------------------------------------

                                                                           Year Ended June 30,
                                                           -----------------------------------------------
                                                                  1995              1994          1993
                                                           -------------------  -------------  -----------
Income (loss) before cumulative effects of changes
  in accounting principles                                         $27,534,779   $(5,644,577)  $30,778,702
Cumulative effects of changes in accounting principles:
  Change in method of accounting for income taxes                           --     6,139,271            --
  Postretirement benefits, net of income tax benefit                        --      (336,176)           --
                                                                   -----------   -----------   -----------
     Total cumulative effects of changes in
       accounting principles                                                --     5,803,095            --
                                                                   -----------   -----------   -----------
Net income                                                         $27,534,779   $   158,518   $30,778,702
                                                                   ===========   ===========   ===========

PRIMARY:
--------
Weighted average common shares outstanding                          12,830,975    12,689,297    11,510,136
Add shares applicable to stock options and
     warrants using average market price                               193,019       231,403     1,137,227
                                                                   -----------   -----------   -----------
Total average common and common equivalent
     shares outstanding                                             13,023,994    12,920,700    12,647,363
                                                                   ===========   ===========   ===========
Income (loss) before cumulative effects of changes
  in accounting principles                                         $      2.11   $      (.44)  $      2.43
Cumulative effects of changes in accounting principles:
  Change in method of accounting for income taxes                           --           .48            --
  Postretirement benefits, net of income tax benefit                        --          (.03)           --
                                                                   -----------   -----------   -----------
     Total cumulative effects of changes
       in accounting principles                                             --           .45            --
                                                                   -----------   -----------   -----------
Net income per common and common equivalent share                  $      2.11   $       .01   $      2.43
                                                                   ===========   ===========   ===========

FULLY DILUTED (1):
------------------
Weighted average common shares outstanding                          12,830,975    12,689,297    11,510,136
Add shares applicable to stock options and
     warrants using the period-end market price
     if higher than average market price and
     other dilutive factors                                            194,634       232,669     1,171,415
                                                                   -----------   -----------   -----------
Total average common and common equivalent
     shares outstanding assuming full dilution                      13,025,609    12,921,966    12,681,551
                                                                   ===========   ===========   ===========
Income (loss) before cumulative effects of changes
  in accounting principles                                         $      2.11   $      (.44)  $      2.43
Cumulative effects of changes in accounting principles:
  Change in method of accounting for income taxes                           --           .48            --
  Postretirement benefits, net of income tax benefit                        --          (.03)           --
                                                                   -----------   -----------   -----------
     Total cumulative effects of changes
       in accounting principles                                             --           .45            --
                                                                   -----------   -----------   -----------
Net income per common share assuming full dilution                 $      2.11   $       .01   $      2.43
                                                                   ===========   ===========   ===========

This calculation is submitted in accordance with Regulation S-K under Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3.0%.